Exhibit 99.2

February 15, 2024

Dear Fellow Shareholders,
Our mission is to grow and empower local economies and our primary financial goal is to maximize long-term free cash flow per share. Our ability to contribute positively to people’s lives drives our pursuit of perpetual improvement. In 2023, we helped generate nearly $50 billion in sales for hundreds of thousands of local merchants, provided opportunities for over 7 million Dashers to earn over $15 billion, and allowed tens of millions of consumers to save hundreds of millions of hours that they could use to spend time with their families, hang out with friends, or write letters to shareholders. We are incredibly proud of this, particularly because we believe the vast majority of the economic activity we foster stays in the local economy, helping fuel its health and vibrancy.
After a rapid expansion in the surface area of our business from 2020 through 2022, 2023 was, in many ways, a year of organizing our efforts and focusing on the key inputs that help us build scale efficiently. In 2023, we improved unit economics in all major areas of our business, including: our U.S. restaurant marketplace, U.S. new verticals marketplace, international marketplaces, and Platform Services. The efficiency improvements allowed us to continue investing aggressively to improve the experiences we offer, while also significantly reducing our GAAP Net Loss and more than tripling our Adjusted EBITDA.
The improvements to our product helped drive double-digit year-over-year (Y/Y) growth in Monthly Active Users (MAUs)1 and Y/Y growth in average order frequency2 through the vast majority of 2023. This helped us grow Total Orders in our U.S. restaurant marketplace at a similar pace in 2023 as 2022, accelerate Y/Y growth in Total Orders in our U.S. new verticals marketplace in each of the last three quarters, and, based on third party data, gain category share in the U.S. and the vast majority of our international markets. We believe many of the investments we made also helped seed our future growth potential.
We expect to continue investing aggressively in several areas of our business in 2024, particularly in our new verticals and international markets. At the same time as we continue to push our existing businesses forward, it is clear there is much more we can do. If we are to become a foundational element of local commerce in the digital era, we must execute at a high level to improve the efficiency and effectiveness of our existing services, but also innovate to build entirely new products, services, and processes. These are distinct skills and our hope is that 2024 will be an excellent year for our development of both.
Merchants
Although we serve multiple stakeholders, we think of ourselves largely as a merchant services company. If we provide local merchants with world class tools to generate and fulfill demand, we believe we can unleash the advantages they have in proximity to consumers, brand affinity, and curated selection, which should help them grow and thrive.
Our merchant partners are often constrained by time, money, and data. Consequently, our goal is to provide services that are impactful, easy to use, and attractively priced. Achieving this is difficult. Over the last three years, we spent over $40 billion on research and development, sales and marketing, and the direct costs associated with transactions3 in order to expand the capabilities of our marketplaces and Platform Services, improve quality, and generate efficiencies through scale. Th
1 Based on the number of individual consumer accounts that have completed an order on our Marketplaces in the month of measurement.
2 Calculated as the total number of orders placed on our Marketplaces divided the number of individual consumer accounts that have completed an order on our Marketplaces in the period of measurement.
3 Direct costs include Dasher pay, credits and refunds, and cost of revenue, exclusive of depreciation and amortization.

is has helped us bring the benefits of high-quality software, logistics scale, and order digitization to hundreds of thousands of merchants.
In 2023, our Marketplaces drove a 23% Y/Y increase in sales to merchants4, with an average partner commission rate that declined slightly compared to 2022. We believe the average commission rate on our Marketplaces remains well below what it would cost a merchant to replicate our services on their own.
A simple way to measure the value merchants see in our services is by looking at how many choose to use them and whether they continue to do so over time. In 2023, well over 100,000 new merchants chose to join our Marketplaces and, over the same period, we estimate an average of well under 1% of restaurant partners in the U.S. chose to stop leveraging our Marketplace each month. This is a strong reflection of the value merchants find in the services we are building.
For many local merchants, services like ours are now a natural extension of their business. In recent years, we have invested heavily to expand the number of verticals and geographies we serve and our team’s efforts have begun attracting a larger number of non-restaurant merchants, which now number more than 150,000 across our Marketplaces and Platform Services.
The Internet has helped make every economy a global economy and many local merchants now face disadvantages in scale, data, and efficiency when competing against the world’s largest retailers and e-tailers. We believe the services we built to date are helping our merchant partners compete successfully in this world by operating with increased simplicity, greater scale, and greater efficiency. It will likely take decades and our highest levels of innovation and execution to enable local merchants of all sizes to operate in an inherently digital and omni-channel fashion, but we are off to a good start.
Dashers
Our goal is to make dashing as accessible, flexible, and rewarding as possible. We must earn Dashers’ time and effort with every order, which means we have more incentive than anyone we are aware of to make dashing valuable and attractive to people who are considering it.
We made several improvements to the dashing experience and introduced entirely new features and resources in 2023. Partially because of this, more Dashers chose to earn on our platform in 2023 than in any previous year. This is a strong testament to our innovation in the Dasher experience and the incredible value people see in dashing. It is notable that a record number of people chose to dash in the U.S. in 2023 at the same time as the United States labor market was strong, with unemployment remaining under 4%5, wage growth of more than 5%6, and an average of more than 1.5 job openings for each unemployed person5. This firmly suggests that people are finding value in dashing that is incremental to the traditional structured labor market.
We believe demand for dashing has been strong precisely because it is different from structured labor. Dashing combines incredibly low barriers to entry with high levels of flexibility and scale, which allows people to use our platform to generate earnings in ways that traditional structured work, and many other forms of independent contractor work, are not well-suited for.
Indeed, it is clear in our data and survey work that Dashers use dashing in this way. In Q4, the average Dasher spent less than four hours per week on deliveries and around 90% of Dashers spent less than 10 hours per week on deliveries. In our survey of U.S. Dashers in Q4 2023, 82% of Dashers said they had other income or responsibilities or were retired, and 79% of Dashers said they feel less stressed and anxious about their financial situation because they can dash whenever they need to.
4 Measured on a pro-forma basis, including merchant sales through the Wolt Marketplace for all periods.
5 Bureau of Labor Statistics.
6 Federal Reserve Bank of Atlanta.

When added to a labor market that also includes full-time and part-time work, we believe dashing increases people’s choice and adds to their financial security by enabling them to fill gaps that can’t be filled through traditional employment, whether full-time or part-time. In this way, dashing is a bit like sand in the jar of life analogy. Large rocks are great at filling the jar quickly, but they leave a bunch of empty spaces. If you add sand to the mix, you can fill in the spaces between the rocks and fill the jar more completely, creating greater earning potential for individuals and increasing productive capacity across the labor market as a whole.

Individuals can choose to add dashing to help fill gaps left by full-time or part-time work, creating greater total earning potential for individuals and the labor market as a whole.
We believe strongly in working with policymakers to enact laws that protect choice, access, and security for workers. However, certain jurisdictions have now enacted bad laws around independent contractor work (in which dashing is usually captured) that fail to recognize the incrementality of dashing and instead attempt to conform dashing to traditional structures of work. Unfortunately, the more regulations make dashing look, feel, and serve the purpose of a traditional job, the more regressive they are likely to be, both for individuals trying to achieve their financial goals and for the local economy. For instance, in New York City and Seattle, we expect recent regulation to cause local merchants to lose revenue, Dashers to have fewer and less flexible earnings opportunities, consumers to face higher costs, and the local government to receive less tax revenue. Said differently, these laws take the sand back out of the jar, leaving empty spaces and lost opportunity.
Consumers
In December 2023, we had over 37 million MAUs, up from over 32 million in December 2022, with over 18 million DashPass and Wolt+ members at the end of 2023, up from over 15 million at the end of 2022. Average order frequency in December 2023 increased versus the previous December for the sixth consecutive year.
We believe we have been able to continue attracting new consumers and driving higher consumer engagement for the simple reason that our service continues to get better. Across our consumer-facing services, we remain focused on steadily improving the combination of selection, quality, affordability, and service we provide. Within our core U.S. restaurant marketplace in 2023, solid execution in these areas helped us attract new consumers, drive further increases in average order frequency, and drive order growth that was largely consistent with 2022.
In categories beyond restaurants, our service is more nascent, so it has even more room to improve. We made significant progress improving the quality of our service and increasing awareness in 2023. This helped drive accelerated Y/Y growth in Total Orders in our U.S. new verticals marketplace in each of the last three quarters of 2023. In December, over 20% of our MAUs ordered from one of our new verticals categories, with increased order frequency in new verticals compared to a year ago.
Despite progress, we believe our selection in new verticals is still shallow, our quality has significant room to improve, and consumer awareness for our services remains low. In order to become top-of-mind when consumers are considering a purchase beyond restaurants, we must add more merchants, create more seamless ordering experiences, improve our order-level execution, and make our service more affordable. Work and investment in these areas will remain a key focus for us in 2024.
Although each country and each community we serve is unique, we have yet to find a place where consumers do not care about selection, quality, affordability, and service. Consequently, our focus on these components of consumer value is echoed in our non-U.S. markets. Our team has executed extremely well against our goals in these areas and, across our international markets in 2023, we grew MAU by over 30%, nearly doubled the combined number of DashPass and Wolt+ members, increased average order frequency, and we believe gained category share in the vast majority of the countries we operate in. We believe penetration in many of our international markets remains relatively low, and we continue to see substantial scope to improve the value we provide to consumers in all the categories we participate in.
Conclusion
In 2023, we celebrated our 10th anniversary and our third full year as a public company. To the extent we have found success to date, we believe it is because our team and our culture fit the problem at hand. We revel in the process of problem solving and apply our approach to both innovation and the search for incremental improvement.
In recent years, we operated through what can fairly be described as a volatile environment. Our team has navigated government-imposed lockdowns, rapid changes in unemployment levels in both directions, the imposition and subsequent reversal of historic levels of fiscal stimulus, a generational spike in inflation, a corresponding generational spike in interest rates, changing and sometimes counterproductive regulatory environments, and, sadly, wars. Through all of this, our approach, processes, and the fundamentals behind our execution have remained consistent, which means the last three years have generally felt familiar, though never easy. This is a testament to our culture and our team.
As we expand the scale and scope of our business, we expect the number of challenges we will face to grow. We will approach these the same way as we have in the past, by simply trying to get a little better each day, with the end goal of delighting more consumers, driving more sales for merchants, generating more earnings for Dashers, and creating more value for our shareholders. Our expectations of ourselves are high. We will do our best to exceed them.
We could not be more grateful to our employees and stakeholders for the confidence they place in us, or more humbled by our shareholders, who push us while entrusting us with their capital. Thank you for making this journey possible.
Sincerely,

Tony Xu, Co-founder, CEO and Board Chair, and Ravi Inukonda, CFO
Ps. As we mentioned last quarter, after 13 shareholder letters in the last three years, we intend to write them on an annual basis going forward. Thanks for reading. We look forward to talking to you again next year.

Forward-Looking Statements
This shareholder letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” "aim," “will,” “should,” “expect,” “plan,” "try," “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategies, plans, or intentions. Forward-looking statements in this shareholder letter include, but are not limited to, our expectations regarding our financial position and operating performance, our plans and expectations regarding our business and investment approach, our strategies and expectations regarding improvements to our services, our expectations regarding our local commerce opportunity, trends in our business, including the effects of the macroeconomic environment, and demand for our platform and for local commerce platforms in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth and corporate culture, financial performance, including our ability to forecast our performance due to our limited operating history, investments in new geographies, products, or offerings, our ability to attract merchants, consumers, and Dashers to our platform, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this shareholder letter are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q. All forward-looking statements in this shareholder letter are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with accounting principles generally accepted in the United States ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting Adjusted EBITDA, a non-GAAP financial measure, to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that Adjusted EBITDA, and certain other non-GAAP financial measures, provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
Adjusted EBITDA is a measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss) including redeemable non-controlling interests, adjusted to exclude (i) certain legal, tax, and regulatory settlements, reserves, and expenses, (ii) loss on disposal of property and equipment, (iii) transaction-related costs (primarily consists of acquisition, integration, and investment related costs), (iv) impairment expenses, (v) restructuring charges, (vi) inventory write-off related to restructuring, (vii) provision for (benefit from) income taxes, (viii) interest (income) expense, net, (ix) other (income) expense, net, (x) stock-based compensation expense and certain payroll tax expense, and (xi) depreciation and amortization expense.
Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish a similar metric. The use of Adjusted EBITDA may be further limited in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations. Thus, our non-GAAP financial measures, including Adjusted EBITDA, should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.